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                                                                       EXHIBIT 5
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                                 April 9, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

     RE:  Vitalink Pharmacy Services, Inc.
          Registration Statement on Form S-8

Gentlemen:

     I am Secretary of Vitalink Pharmacy Services, Inc. (the "Company") and have acted for the Company in connection with the preparation of the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. The Registration Statement pertains to 176,773 shares of the Company's Common Stock, $.01 par value, offered under the GranCare, Inc. Outside Directors Stock Incentive Program, the GranCare, Inc. Amended and Restated Stock Incentive Plan, and the GranCare, Inc. 1994 Stock Option/Stock Issuance Plan (together, the "Plans") which were assumed by the Company upon the consummation of the merger of GranCare, Inc. with and into the Company.

     In connection with the rendering of the opinion set forth below, I have reviewed the records of the Company, the minutes of the meetings of the stockholders and directors of the Company and such other records and documents as was necessary in my judgment to so render the following opinion.

     Based on the foregoing, I am of the opinion that:

     1. The Company is a corporation duly incorporated and existing under the laws of the State of Delaware; and

     2. The shares of Common Stock of the Company offered to the holders under the exercise of options under the Plans, have been or will be legally issued, fully paid and nonassessable.
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     I hereby consent to the filing of a copy of this opinion with the
Commission as an exhibit to the Registration Statement referred to above.

                              Very truly yours,


                              Robert W. Horner, III
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                              Robert W. Horner, III
                              General Counsel